UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 30, 2009

HOLLYWOOD MEDIA CORP.
(Exact Name of Registrant as Specified in its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida	33431
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code	(561) 998-8000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2009, Hollywood Media Corp. (“Hollywood Media”) and R&S Investments, LLC (“Purchaser”) entered into an Amendment to Purchase Agreement (the “Amendment”), which amends the Purchase Agreement dated as of August 21, 2008 (the “Purchase Agreement”) between Hollywood Media and Purchaser.  Pursuant to the Purchase Agreement, Purchaser purchased Hollywood Media’s subsidiaries Hollywood.com, Inc. and Totally Hollywood TV, LLC (collectively, the “Companies”).

Pursuant to the Amendment: (i) Hollywood Media and Purchaser have amended the definition of gross revenue of the Companies that is used to calculate the earnout payments under the Purchase Agreement to clarify that billed but uncollected amounts are not included in the calculation of gross revenue until such amounts are collected; and (ii) in order to allow sufficient time to determine the amount of the earnout payments under the Purchase Agreement, Purchaser shall have a thirty day grace period on the due date for all such earnout payments.

The remainder of the Purchase Agreement remains unchanged and continues in full force and effect.

The above summary of the material changes implemented by the Amendment is qualified in its entirety by reference to the Amendment to Purchase Agreement, dated September 30, 2009, by and between Hollywood Media Corp. and R&S Investments, LLC, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference in this Item 1.01 in its entirety.

SECTION 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to Purchase Agreement dated September 30, 2009 between Hollywood Media Corp. and R&S Investments, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Hollywood Media Corp.
(Registrant)

Date: October 5, 2009

/s/ Scott Gomez
Name: Scott Gomez
Title: Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Purchase Agreement dated September 30, 2009 between Hollywood Media Corp. and R&S Investments, LLC